Exhibit 10.7

(NON-EMPLOYEE DIRECTOR)

THE HOME DEPOT, INC.

NONQUALIFIED STOCK OPTION

GRANTED TO: <NAME> Identification #: <SSN>	GRANT DATE: <GRANT DATE> EXP. DATE: <EXPIRATION DATE>	NUMBER OF SHARES OF THE HOME DEPOT, INC. COMMON STOCK: <OPTIONS GRANTED>	OPTION PRICE PER SHARE: <OPTION PRICE>

THIS NONQUALIFIED STOCK OPTION IS GRANTED by The Home Depot, Inc. a Delaware corporation (“Company”), to you, a non-employee director of the Company pursuant to the Company’s 2005 Omnibus Stock Incentive Plan, as amended (“Plan”), a summary of which has been delivered to you. The terms of the Plan are incorporated herein by this reference. The Company recognizes the value of your continued service as a non-employee director and has awarded you a nonqualified stock option under the Plan subject to the following terms and conditions:

1. The Company hereby grants you on and as of the date specified above (“Grant Date”) a nonqualified stock option (“Option”), subject to the terms and conditions hereof and of the Plan, to purchase from the Company the above stated number of shares of the Company’s Common Stock, $.05 par value, at the price stated above (“Option Price”), which Option shall expire on the expiration date stated above (“Exp. Date”).

2. The Option shall be exercisable, pursuant to the terms of the Plan. The Option shall become exercisable in installments, as follows: Twenty-five percent (25%) of the total number of shares subject to this Option shall become exercisable on each of the second, third, fourth and fifth anniversaries of the Grant Date.

3. Upon the event of the termination of your service on the Board of Directors of the Company (for any reason other than Retirement, death or permanent and total disability or Discharge for Cause), Option shares which have not become exercisable as of the date of such event shall immediately lapse. Option shares which are exercisable as of the date of termination of service on the Board will lapse unless exercised within a period of six (6) months of the date of termination of service. Upon the termination of your service on the Board upon Retirement, all stock options that are not exercisable as of the date of your Retirement shall continue to vest according to the schedule set forth in Paragraph 2 and all stock options shall remain exercisable until the Exp. Date. “Retirement” means termination of Board service upon attainment of age 60 or later with at least five (5) years of continuous Board service. In the event that termination of your service is by reason of death or permanent and total disability, all Option shares shall immediately become fully exercisable as of the date of termination and shall lapse unless exercised within a period of one (1) year from the date of termination. In no event, shall the above time periods extend beyond the Exp. Date. In the event of a Discharge for Cause, all Option shares, whether presently exercisable or not, shall immediately lapse and become null and void on and as of the date of termination. “Discharge for Cause” shall mean the termination from service on the Board because of an event involving moral turpitude or dishonesty, a gross failure or negligence on the part of the director to perform his or her expected duties, a violation of the Company’s substance abuse policies, or a willful misconduct or action by the director that is damaging or detrimental to the Company. A determination by the Company that a termination is a Discharge for Cause will be conclusive and binding.

4. All unvested options shall vest immediately upon a Change of Control and shall remain exercisable until the Exp. Date. For purposes of this paragraph 4, “Change in Control” shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934 (“1934 Act”) as in effect at the time of such change in control, provided that such a change in control shall be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d) (2) of the 1934 Act), is or becomes the “beneficial owner”, directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the stockholders of the Company approve any merger or consolidation as a result of which the common stock of the Company shall be changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the stockholders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were stockholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 55% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation.

5. The exercisable portion of the Option may be exercised in whole or in part but in no event with respect to a fractional share from time to time until the Exp. Date. Exercise shall be by written notice of exercise to the Company, specifying the number of shares to be purchased, the Option Price of each share and the aggregate Option Price for all shares being purchased under said notice. The notice shall be accompanied by payment of the aggregate option price for the number of shares purchased and any applicable withholding taxes. Such exercise (subject to Paragraph 5 hereof) shall be effective upon the actual receipt of such payment and written notice to the Company. The aggregate Option Price for all shares purchased pursuant to an exercise of the Option shall be paid by check payable to the order of the Company or properly endorsed stock certificates representing the Common Stock of the Company or a combination of both valued at the time of such purchase and prior to delivery of such shares. There shall be furnished with each notice of the exercise of any portion of the Option such documents as the Company in its discretion may deem necessary to assure compliance with applicable rules and regulations of any stock exchange or governmental authority. No rights or privileges of a stockholder of the Company in respect to such shares issuable upon the exercise of any part of the Option shall accrue to you unless and until certificates representing such shares have been issued and delivered.

6. The Option shall not be exercised in whole or in part and no related share certificates shall be delivered in the sole discretion of the Company: (a) if such exercise or delivery would constitute a violation of any provision of, or any regulation or order entered pursuant to, any law purporting to regulate wages, salaries or compensation; or (b) if any requisite approval, consent, registration or other qualification of any stock exchange upon which the securities of the Company may then be listed, the Securities and Exchange Commission or other governmental authority having jurisdiction over the exercise of the Option or the issuance of shares pursuant thereto, shall not have been secured.

7. Except as provided in this Section below, this Option shall not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, other than by will or the laws of descent and distribution, and this Option shall be exercisable during your lifetime only by you or, in the event of your legal incapacity, by your guardian or legal representative acting in a fiduciary capacity on your behalf under state law. Notwithstanding the foregoing, you may transfer this Option, in whole or in part, to a spouse or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with you that may be approved by the Committee. Subsequent transfers of this Option shall be prohibited except in accordance with this Section. All terms and conditions of this Agreement, including provisions relating to the termination of your employment, shall continue to apply following a transfer made in accordance with this Section. Any attempt to transfer this Option in violation of this Section shall render this Option null and void.

THE HOME DEPOT, INC.

By: Robert L. Nardelli
Chairman, President and
Chief Executive Officer